UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2026

QUOIN PHARMACEUTICALS LTD.
(Translation of registrant’s name into English)

State of Israel	001-37846	92-2593104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42127 Pleasant Forest Court Ashburn, VA	20148-7349
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 980-4182

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing Thirty-five (35) Ordinary Shares, no par value per share	QNRX	The Nasdaq Stock Market LLC
Ordinary Shares, no par value per share*		N/A

*	Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On October 20, 2026, Quoin Pharmaceuticals Ltd. (the “Company” or “Quoin”) issued a press release announcing the publication of a peer-reviewed manuscript titled “An Investigational Mechanism-Informed Therapy for Netherton Syndrome: Introduction to QRX003 and a Pediatric Compassionate-Use Case Report” in Dermatology and Therapy.. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”) and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On October 20, 2026, the Company announced the publication of a peer-reviewed manuscript titled “An Investigational Mechanism-Informed Therapy for Netherton Syndrome: Introduction to QRX003 and a Pediatric Compassionate-Use Case Report” in Dermatology and Therapy. The peer-reviewed paper introduces QRX003, the Company’s investigational topical serine protease inhibitor lotion, and describes its mechanism of action in Netherton Syndrome. It also presents a case report from Professor Alan Irvine, consultant dermatologist at Children’s Health Ireland and professor of dermatology at Trinity College Dublin, describing his positive clinical experience treating a pediatric patient with QRX003 under Quoin’s Pediatric Compassionate Use Program

The case report describes a pediatric patient with genetically confirmed Netherton Syndrome treated with once-daily, whole-body application of QRX003 on a compassionate-use basis, added to the patient’s existing treatment plan. After six weeks, the patient’s Investigator’s Global Assessment (IGA) score improved from 4 (severe) at baseline to 1 (almost clear), and itch, as measured by the Worst Itch Numeric Rating Scale (WI-NRS), was reduced from 5 to 1. By eight months, IGA was 0 (clear) and WI-NRS was 0 (no itch). Over 21 months of treatment, the patient remained mostly at IGA 0, with occasional episodes recorded at IGA 1. During the treatment period, the patient discontinued previously required medications, including antihistamines, glucocorticoids and antivirals, has not required antibiotics since whole-body application began, and is experiencing no sleep disturbances related to Netherton Syndrome. No adverse events considered treatment-related were reported by the family or treating physician. The case represents the first use of QRX003 in a pediatric patient and the longest continuous exposure to QRX003 to date.

The authors note that these single-patient observations are consistent with a possible treatment-associated effect, and that ongoing clinical trials will further evaluate the safety and efficacy of QRX003.

Separately, in August Quoin reported positive interim results from CL-QRX003-004, its ongoing Phase 2/3 study of QRX003 4% lotion in Netherton Syndrome. In the interim analysis of the first six participants to complete 12 weeks of treatment, four of six (66.7%) achieved the primary endpoint of a 1-grade or greater improvement in Investigator Global Assessment (p=0.0087 vs. a pre-specified alpha of 0.0215). Quoin expects to complete recruitment of all 20 participants in CL-QRX003-004 by the end of 2026 and report topline data in the second quarter of 2027.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished, as applicable, with this Report:

Exhibit Number	Description

99.1	Press Release of the Company, dated October 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 20, 2026	QUOIN PHARMACEUTICALS LTD.

	By:	/s/ Michael Myers
	Name:	Dr. Michael Myers
	Title:	Chief Executive Officer